UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 22, 2016

SFX Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36119	90-0860047
(Commission File Number)	(IRS Employer Identification No.)

902 Broadway, 15th Floor
New York, New York	10010
(Address of principal executive offices)	(Zip Code)

(646) 561-6400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

Effective January 22, 2016, SFX Entertainment, Inc.  (the “Company”), Robert F.X. Sillerman, the Company’s Chairman and Chief Executive Officer, and Sheldon Finkel, the Company’s Chairman of Strategy & Development, consummated a definitive settlement agreement (“Settlement Agreement”) to settle all claims alleged by three individual plaintiffs pertaining to, among other things, causes of action for breach of joint venture/partnership agreement and breach of contract.  Pursuant to the Settlement Agreement, the parties have agreed to settle the claims, all disputed by the defendants, made in the lawsuit styled Paolo Moreno, et al. v. SFX Entertainment, Inc., et al. that was pending in the United States District Court for the Central District of California. To settle such claims, (x) $2.6 million was paid on January 26, 2016 by the Company’s director and officer liability insurance carrier on behalf of Mr. Sillerman, and (y) the Company paid $1.4 million on January 26, 2016 and agreed to pay (i) $2.0 million on or before March 15, 2016 and (ii) $5.0 million on or before January 22, 2017. The lawsuit is described in further detail in Part II, Item 1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, filed with the U.S. Securities and Exchange Commission on August 10, 2015.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement,  a copy of which will be attached as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SFX ENTERTAINMENT, INC.

Date: January 28, 2016	By:	/s/ Robert F.X. Sillerman
	Name:	Robert F.X. Sillerman
	Title:	Chief Executive Officer